SUB ITEM 77D

Effective October 23, 2007, the Trustees authorized the Trust to incu indebtedness up to 33-1/3% of its
gross assets.  Such authorization is consistent with the Trust's Investment
 Objectives and Policies

contained in Amendment No. 10 to the Registration Statement of the Trust (File No. 811-5822), as filed with the Securities and Exchange Commission via EDGAR on March 30, 1998 on Form N-2 under the Investment
Company Act of 1940.  Such document is incorporated herein by reference.